UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Amendment No. 1

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2026

(Date of this Amendment: September 11, 2026)

VISIUM TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-25753	87-0449667
(State)	(Commission File No.)	(IRS Employer ID)

4094 Majestic Lane, Suite 360, Fairfax, Virginia 22033

Explanatory Note

Visium Technologies, Inc. (the “Company”) is filing this Amendment No. 1 on Form 8-K/A to its Current Report on Form 8-K filed with the Securities and Exchange Commission on April 16, 2026 (the “Original Report”) to correct Item 3.02 of the Original Report and to withdraw certain statements in Item 8.01 of the Original Report that depended on the existence or issuance of Series G Governing Preferred Stock. This Amendment does not update any other disclosure in the Original Report except as expressly set forth below. Capitalized terms not defined have the meanings given in the Original Report.

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Item 3.02.  Unregistered Sales of Equity Securities.

The Company hereby amends and restates Item 3.02 of the Original Report in its entirety as follows:

“The Original Report stated that on April 14, 2026 the Company issued four (4) shares of Series G Governing Preferred Stock, par value $0.001 per share, to certain accredited investors who are existing holders of the Company’s Series AA Convertible Preferred Stock and/or affiliates of the Company, for aggregate nominal consideration.

After a review of the Company’s stock ledger, minute book, and related corporate records, the Board of Directors has determined that no shares of Series G Governing Preferred Stock were in fact issued on April 14, 2026 or at any time thereafter. No consideration was received. No certificates or book-entry positions were delivered. No holder was recorded on the stock ledger. Accordingly, the statement in the Original Report that four shares ‘were issued’ was incorrect, and Item 3.02 of the Original Report is withdrawn.

No unregistered sale of Series G Governing Preferred Stock occurred.”

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Item 5.03 of the Original Report, insofar as it describes the April 14, 2026 filing of the Certificate of Designation of Series G Governing Preferred Stock with the Florida Department of State, is not withdrawn. That filing occurred. The subsequent deletion of that designation is a new event and is reported on a separate Current Report on Form 8-K dated September 11, 2026.

Item 8.01.  Other Events.

The Company hereby withdraws the statements in Item 8.01 of the Original Report to the extent they asserted that (i) Series G veto rights were then effective against the Company’s outstanding Series A Convertible Preferred Stock or Series B Convertible Preferred Stock, (ii) conversion of Series A or Series B was “remote” by reason of Series G, or (iii) Series A or Series B could be excluded from diluted earnings per share under ASC 260 by reason of Series G. Those statements should not be relied upon. The Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock remain outstanding on the terms of their respective Certificates of Designation as on file with the Florida Department of State. Diluted earnings per share will be computed under ASC 260 without regard to any Series G theory.

The Company also withdraws, as a disclosed corporate program, the “Remediation Plan” for Series A and Series B described in Item 8.01 of the Original Report.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

99.1	Extract of Unanimous Written Consent of the Board of Directors determining that no shares of Series G Governing Preferred Stock were issued (filed herewith).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISIUM TECHNOLOGIES, INC.

Date: September 11, 2026

By:	/s/ Paul R. Taylor
Paul R. Taylor
Chairman and Chief Executive Officer

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